UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2009

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

903 Calle Amanecer, Suite 100 San Clemente, California		92673
(Address of Principal Executive Office)		(Zip Code)

(949) 369-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

Sunstone Hotel Investors, Inc. (the “Company”) and Sunstone Hotel Partnership, LLC, its wholly owned subsidiary, entered into a purchase agreement dated May 21, 2009 (the “Purchase Agreement”) with Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein, to issue and sell 18,000,000 shares of the Company’s common stock (the “Shares”). All Shares were offered by the Company and were sold under the Company’s registration statement on Form S-3 (File No. 333-155101), as supplemented by the prospectus supplement filed May 21, 2009 with the Securities and Exchange Commission. The Company granted to the underwriters an option to purchase up to 2,700,000 shares of the Company’s common stock to cover over-allotments and the Company announced on May 22, 2009 that the underwriters elected to exercise their over-allotment option in full at the closing of the offering. The Purchase Agreement is attached hereto as Exhibit 1.1.

Attached hereto as Exhibit 5.1 is the opinion of Venable LLP relating to the legality of the Shares.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

The Company hereby files the following exhibits to, and incorporates such exhibits by reference in, its registration statement on Form S-3 (File No. 333-155101), which was filed with the Securities and Exchange Commission on November 6, 2008 and supplemented by a prospectus supplement filed on May 21, 2009, or otherwise pursuant to the requirements of Form 8-K:

Exhibit	Description

1.1	Purchase Agreement, dated May 21, 2009.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

99.1	Information relating to Item 14 of the Registration Statement on Form S-3 (File No. 333-155101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: May 26, 2009	By:	/s/ Kenneth E. Cruse
Kenneth E. Cruse Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

1.1	Purchase Agreement, dated May 21, 2009.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

99.1	Information relating to Item 14 of the registration statement.